UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934
Date of Report (Date of earliest event reported): January 27, 2006
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 (Commission File Number)	84-1100630 (I.R.S. Employer Identification Number)
3375 Mitchell Lane
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
(303) 440-5220
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
Amendment of Current Report on Form 8-K, dated January 27, 2006.
     On January 27, 2006, the Registrant disclosed on a Current Report on Form 8-K, the anticipated closing of two stores. On February 16, 2006, the Registrant added an additional location to its closure plan, and announced the closing of an additional store in the second quarter of fiscal 2006. The Company concluded that the prospects for significant improvement in cash flows at this third location within an acceptable time frame were not sufficient to justify continued operation of the store.
     The Company expects to incur pre-tax charges in aggregate for all three locations in its closure plan in the first fiscal quarter of 2006 in an aggregate amount of $3.7 million, which sum includes non-cash asset impairment charges of an estimated $1.55 million, cash severance to be paid to employees of $0.15 million and $2.0 million related to future lease costs.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc. (Registrant)
	By:	/s/ Freya R. Brier
Freya R. Brier
Date: February 16, 2006		Executive Officer